                                                                   EXHIBIT 10.35

                      SUBLEASE OF COMMERCIAL OFFICE SPACE

                              Commercial Park West
                          2300 Englert Drive, Suite B
                                Durham, NC 27713

This sublease ("Sublease"), dated July 30, 1999 between Digital Recorders, Inc., a North Carolina Corporation, ("Sublessor"), whose mailing address is P.O. Box 14068, RTP, NC, 27709 and Cartesian Technologies, Inc. ("Sublessee"), whose principal office is 17781 Sky Park Circle, Irvine, California, 92614.

1. In consideration of the mutual covenants contained herein, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, 6665 square feet of commercial office space, which is in the building located at 23000 Englert Drive, Suite B, Durham, NC. The Subleased Premises are set forth on the diagram attached hereto as Exhibit "A".

2. The term of this Sublease shall commence on September 1, 1999 and shall terminate on September 1, 2002 or such earlier date as occurs upon termination of the Prime Lease (defined below).

3. Sublessee acknowledges that Sublessor is the tenant of the Subleased Premises by virtue of that certain Commercial Lease by and between Realmark Commercial LP as Landlord, and Sublessor, as the Tenant (the "Prime Lease", a copy of which is attached hereto as Exhibit "B"). Sublessee hereby agrees to be bound by and comply with all terms and provisions of the Prime Lease as if such terms and provisions were set forth in this Sublease and as if Sublessor were the Landlord and Sublessee were the Tenant under the Prime Lease, but only to the extent such terms and provisions are not in conflict with this Sublease.


4. Sublessee agrees to pay Sublessor monthly rent during the term of this sublease in accordance to Sublessor lease agreement (See Exhibit C, Rent Schedule attached), and then payable in advance of the 5th day of each month from the commencement date through the end of the lease in the amount set forth in Exhibit C as attached. Sublessor and Sublessee agree that Sublessor shall be exclusively liable for the monthly rental set forth in the Prime Lease during the term of this Sublease. Further, extension of sublease on a month-to-month basis will take effect after Sept. 1, 2002.

     Notice to continue sublease on a month-to-month basis shall be given in writing 30 days prior to extension/termination. Checks for rent shall be made payable to Digital Recorders, Inc., 4018 Patriot Drive, One Park Center, Suite 100, P.O. Box 14068, Research Triangle Park, NC, 27709-4068.



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 5.  Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Five Thousand Dollars ($5,000.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. Within ten (10) days after the agreement has expired, or Sublessee has vacated the Premises the security deposit or so much thereof as has not theretofore been applied by Sublessor, shall be returned to Sublessee.

 6. Sublessee shall not further assign or sublet this Sublease without the express written advance approval of Sublessor, which agreement to approve assignment or sublet shall not be unreasonably withheld, conditioned or denied by Sublessor.

 7. In the event of default by Sublessee under this Sublease, Sublessor shall be entitled to exercise with respect to this Sublease the same rights and remedies of the landlord as set forth in the Prime Lease.

 8. Sublessee shall secure and maintain its own insurance as per Section 16 of the master lease. Such insurance shall name Realmark Commercial LLC Sublessor as additional insured.

 9. This Sublease is contingent upon demonstration of financial responsibility by Sublessee including, but not limited to, submission to Sublessor of financial statements, receipt of which is hereby acknowledged. The effective date of this lease is the date of occupancy by Sublessee of the leased premises.

10. This Sublease sets forth all the covenants, promises, conditions, agreements and understandings between Sublessor and Sublessee concerning the Subleased Premises. No alterations, amendments, or additions to this Sublease shall be binding upon Sublessor or Sublessee unless reduced to writing signed by them and mutually delivered between them and then only if same shall be approved by the landlord under the Prime Lease.

11. Indemnification of Sublessor. Sublessee covenants and agrees that Sublessor shall not be liable for any injuries or damages to persons, entities, or property from any cause whatsoever by reason of the use, occupation, control or enjoyment of the Subleased Premises by Sublessee, or any person entering thereon for any reason or invited (other than Sublessor or its agents), suffered or permitted by Sublessee to go or be thereon or holding under Sublessee at any time during the term of this Sublease, and Sublessee will save and hold harmless Sublessor from and against any and all liability, penalties, damages, expenses
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    and judgements whatsoever on account of such injuries or damages. The injuries and damages referred to in this paragraph shall include, without limiting the generality of the preceding provisions, to injuries, damages and mechanic's liens arising directly or indirectly out of any demolition, repairs, restoration, reconstruction, changes, alterations and construction which Sublessee may make or cause to be made upon the Subleased Premises or any part thereof. Sublessee, at Sublessee's expense, agrees to employ legal counsel to defend any action for which any claim shall be made for injuries or damages commenced against Sublessor by reason of the foregoing.

12. This sublease is between Sublessor and Sublessee only, and it does not in any manner confer any rights or affect any obligation of Sublessor under the prime lease.

13. The Sublease shall be subject to approval by Landlord.

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IN WITNESS WHEREOF, Sublessor has executed this Sublease on the ___ day of
______, 1999.


                                           SUBLESSOR:

                                           BY: /s/  Michael Surmanian
                                               --------------------------
                                           TITLE: Vice President, Secretary
                                               --------------------------


ATTEST: /s/
        -----------------------


IN WITNESS WHEREOF, Sublessee has executed this Sublease on the 3 day of Sept, 1999.

                                           SUBLESSEE:

                                           BY: /s/  Lawrence A. Taylor
                                               --------------------------
                                           TITLE: CFO & Secretary
                                               --------------------------

ATTEST:
        ----------------------


ACKNOWLEDGED: LANDLORD

BY: /s/
   ---------------------------
TITLE: Director of Commercial
       -----------------------
       Property
       -----------------------